Exhibit 99.3

AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, Trestle Holdings, Inc. (“Trestle”) and Barry Hall are parties to that certain Employment Agreement dated as of May 18, 2004 (the “Employment Agreement”) The capitalized terms used herein without definition shall have the respective meanings set forth in the Employment Agreement.

WHEREAS, the parties hereto wish to amend the Employment Agreement as part of Trestle’s measures to preserve liquidity while it explores strategic alternatives to maximize shareholder value, whether in the form of a strategic acquisition or joint venture in which Trestle or its shareholders are an equal or minority party in interest, a capital raise from an unaffiliated strategic partner involving a change in control or a sale of Trestle by asset sale, merger or otherwise (each, a “Strategic Transaction”);

NOW THEREFORE, the parties agree that the Employment Agreement shall be amended as follows (this “Amendment”):

1.  Unless earlier terminated pursuant to Section 5 of the Employment Agreement, the Term shall continue for a period ending on the earlier of (x) December 31, 2006 or (y) the closing of a Strategic Transaction. Employee agrees not to terminate his employment under the Employment Agreement (as amended hereby) without Good Reason prior to the end of the Term (as such term has been amended hereby).

2.  Section 2.2 shall be amended and restated as set forth below:

“2.2 Duties. Subject to the supervision and control of the Board of Directors of the Company (the “Board”) and the Chief Executive Officer of the Company (the “CEO”), Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position including, without limitation, keeping of the books and records of the Company, all accounting, compliance, filings and other activities related to the Company’s status as a publicly-traded company, the management of all day-to-day operations of the Company, and all matters pertaining to the production, distribution, sale and marketing of the Company’s products and services and the employment of the Company’s employees and shall render such services on the terms set forth herein. In addition, Employee shall have such other executive and managerial powers and duties with respect to the Company and its parent, subsidiaries, affiliates and strategic partners as may reasonably be assigned to him by the Board or the CEO to the extent that such additional executive and/or managerial powers are consistent with Employees powers and duties with Trestle prior to September 15, 2005. Employee shall, throughout the Term, devote such portion of his working time, attention, knowledge and skills faithfully and to the best of his ability, as shall be reasonably necessary to the duties and responsibilities of his position in furtherance of the business affairs and activities of the Company and its parent, subsidiaries, affiliates and strategic partners. Executive shall be entitled to provide his personal services to third parties on behalf of Synthetica Ltd., Hall Manor, Inc., Topline Farm Incorporated and Barry Hall Consulting and/or any of their affiliates and may serve as a consultant or otherwise, as a member of the board of directors of other corporations or other business entities not otherwise in competition with the business of the Company (the “Outside Services”), but in any event only to the extent any such services shall not interfere with the full performance of his duties to the Company under this Agreement. Employee hereby represents and warrants that the Outside Services are and shall not be in competition with or related to in any way the business of the Company, and that his Outside Services shall not interfere with the full performance of his duties to the Company. Employee shall at all times be subject to, observe and carry out such rules, regulations, policies, directions, and restrictions as the Board or the CEO may from time to time establish for employees of the Company.”

3.  Section 2.3 of the Employment Agreement is hereby deleted.

4.  Section 3.1 of the Employment Agreement is hereby amended so that Employee’s Base Salary pursuant to the Employment Agreement effective on a prospective basis on and after September 15, 2005 shall be Seventy Five Thousand Dollars ($75,000) per year.

5.  Section 3.2(a) of the Employment Agreement is hereby amended so that Employee’s Guaranteed Bonus pursuant to the Employment Agreement effective on a prospective basis on and after September 15, 2005 shall be Two Thousand Eighty Three Dollars ($2,083) per month, pro-rated for a partial month.

6.  The Parties agree that this Amendment and the terms hereunder shall in no way be deemed to constitute “Good Reason” entitling Employee to terminate the Employment Agreement.

7.  The provisions of Article 13 of the Employment Agreement are incorporated by reference with respect to this Amendment as if set forth herein.

8.  Except as amended hereby, the Employment Agreement shall remain in full force in accordance with the original terms thereof.

TRESTLE HOLDINGS, INC.

By: _______________________
Title

EMPLOYEE

___________________________
Barry Hall